Exhibit F-1
                                 Troutman Sanders LLP
                           600 Peachtree Street, Suite 5200
                               Atlanta, Georgia  30308
                                     404-885-3000


                                   January 26, 1996



          Securities and Exchange Commission
          Washington, D.C. 20549


               Re: The Southern Development and Investment Group, Inc. - Form U-1 Application or Declaration (File No. 70-8715)


          Ladies and Gentlemen:

               We are familiar with the statement on Form U-1 referred to above, as amended, and are furnishing this opinion with respect to the transaction described therein, as approved by the Commission's order dated January 17, 1996, pursuant to which The Southern Development and Investment Group, Inc. ("Development"), a wholly-owned nonutility subsidiary of The Southern Company ("Southern"), a registered holding company, purchased 250,000 shares of the common stock (the "Shares") of ITC Holding Co., Inc., a Delaware corporation ("ITC").

               We are of the opinion that Development is a validly organized and duly existing corporation under the laws of the state in which it is organized, and that:

                    (a) all state laws applicable to the proposed transaction (as they relate to Development) have been complied with;

                    (b) assuming that the Shares were legally issued in compliance with all applicable requirements of law and the governing instruments of ITC, then Development is entitled to all of the rights and privileges of a common stockholder of ITC; and

                    (c) the transaction described above was consummated in accordance with the statement on Form U-1 and the order of the Commission approving same dated January 17, 1996, and did not and will not violate the legal rights of the holders of any securities issued by Development or any associate company thereof.

          Securities and Exchange Commission
          January 26, 1996
          Page 2




               We hereby consent to the use of this opinion in connection with the filing of such statement on Form U-1, and to the filing thereof with the Commission at the time of the filing by Development of a certificate pursuant to Rule 24.



                                        Very truly yours,

                                        /s/Troutman Sanders LLP

                                        Troutman Sanders LLP